UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

               Date of Earliest Reported Event: September 1, 2008


                             INNOVA PURE WATER, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                       0-29746                  59-2567034
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

                              8528 Davis Boulevard
                                  Suite 134-210
                        North Richland Hills, Texas 76180
               (Address of Principal Executive Offices) (Zip Code)

                                 (520) 742-0007
              (Registrant's telephone number, including area code)

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 26, 2009, the Board of Directors terminated for cause the employment contracts of John "JT" Thatch as the CEO and President, and Michael D. Brown as the Chief Operating Officer.

The Company's employment agreement with Mr. Thatch began on November 1, 2007 and was scheduled to continue through October 31, 2010. The agreement provided for a compensation package of $150,000 in year one, $180,000 in year two, and $240,000 in year three. In addition, Mr. Thatch was to receive approximately 1.2 million shares of the Company's common stock for each year of service.

The Company's employment agreement with Mr. Brown began on November 1, 2007 and was scheduled to continue through October 31, 2010. The agreement provided for a compensation package of $150,000 in year one, $180,000 in year two, and $240,000 in year three. In addition, Mr. Brown was to receive approximately 1.2 million shares of the Company's common stock for each year of service.

Mr. Thatch and Mr. Brown were hired by the Company based on the recommendations of Mr. Michael Cronin, the Company's former legal counsel, as well as the covenants of Mr. Thatch and Mr. Brown to raise from $1.5 million to $2.5 million in new equity, to liquidate the Company's debt, substantially increase sales revenues and profits, and re-organize and update the Company's SEC filings. Due to the failure of Mr. Thatch and Mr. Brown to perform any of the agreed services, the Company has cancelled the employment contracts for cause, and plans to seek legal counsel to determine if the Company is entitled to restitution or compensation for damages caused by the failure to perform as agreed. In addition, because of the failure of Mr. Thatch and Mr. Brown to perform as agreed, the Company has cancelled all common stock of the Company issued or to be issued to Mr. Thatch and Mr. Brown.

The Company also cancelled any other employment or consulting contracts which were entered into by Mr. Thatch and Mr. Brown, and specifically any agreements with Mr. David McGurk, who was appointed as Vice President of the Company by Mr. Thatch or Mr. Brown in contravention of the By-laws of the Company, which state that all officers must be appointed by the Board of Directors.

The Company has reason to believe that Mr. Thatch and/or Mr. Brown may have executed other agreements without the knowledge or consent of the Board of Directors, and that the nature of those agreements required the consent of either the Board of Directors or the Shareholders of the Company. Consequently, the Company plans to investigate all such contracts, and to take steps to cancel those contracts which are determined not to be in the best interest of the Company.

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
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 2008, due primarily to the failure of Mr. Thatch and Mr. Brown to generate new equity funds and liquidate the corporate debt as agreed, the Company defaulted in the payment of its principal indebtedness, an operating loan from FilmBanc Properties, LLC. in the amount of $430,492.59. On October 30, 2008, the Company was notified that FilmBanc Properties, LLC. was accepting the collateral for the loan in full settlement of the indebtedness, as agreed to by the Company in the loan documents.

This transaction has resulted in the reduction of the Company's liabilities in the amount of $430,492.59, and the transfer of the Intellectual Property Rights, consisting of several patents related to water filtration, and Personal Property, consisting of a number of injection molds, blow molds, and carbon block molds, to FilmBanc Properties, LLC. The book value of these assets as of March 31, 2007, the latest financial statement to be reported by the Company, was $27,170.

Although the Company's book value will be increased by $403,322.59 as a result of this involuntary disposition of assets, the actual value of the patents and molds is difficult to determine, but is estimated by the current management to be significantly more than the book value and possibly more than the amount of the indebtedness. The loss of these assets is expected to cause a significant negative impact on the Company's ability to compete in the water filtration industry.

The current management expects to mitigate this loss by negotiating an agreement with FilmBanc Properties LLC. whereby the Company will continue to market and sell the products as before under the terms of a favorable distribution agreement currently under negotiation with FilmBanc.

FilmBanc has filed a lawsuit in the State of Texas against the Company asking the court for a public affirmation of FilmBank's ownership of the foreclosed property. The Company has filed a motion challenging the jurisdiction of the Texas courts, and will continue to pursue this and other defenses. There can be no assurance, however, that the Company can recover this property.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AND OFF-BALANCE SHEET ARRANGEMENT

During the calendar quarter ending December 31, 2008, the Internal Revenue Service filed a Federal Tax Lien against the Company in Dallas, Texas, in the approximate amount of $35,000.00. This lien represented withheld and accrued payroll taxes that had not been paid by the Company for an extended period of time. The amounts and status of this Federal Tax Lien has not been disclosed completely by Mr. Thatch, the former President and CEO to the directors of the Company, and therefore the current management, Mr. Zich, the current President and CEO and Mr. Davisson, the Secretary and Treasurer, are unable to report the specific details and status of this lien, pending receipt of the Company's books and records from Mr. Thatch. Although Mr. Thatch was informed of this Federal Tax Lien, the existence of the lien has not been previously disclosed to the public.

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
In the third quarter of 2008, a lawsuit was filed against the Company by Jones and Davis, the attorney's who represented the company, for failure to pay legal fees. Although properly served through its registered agent in the State of Texas, the Company, represented by Mr. Thatch as president and CEO, did not respond to the lawsuit. On December 1, 2008, a default judgement was entered against the Company in the approximate amount of $10,000, including court costs and fees. The complete specifics of this judgement are not available to the current management pending receipt of the Company's books and records from the former management. Although Mr. Thatch was informed of this , the existence of the lien has not been previously disclosed to the public

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Shareholders of the Company representing in excess of 10% of the voting shares of the Company, in accordance and compliance with the provisions of the Company's By-laws, on February 1, 2009 requested in writing that Mr. David Zich and Mr. Jim Davisson call a meeting of the Shareholders of the Company. Pursuant to this request, on February 1, 2009, Mr. David Zich and Mr. Jim Davisson called a legal and valid meeting of the Shareholders for February 26, 2009 by issuing a Notice of Meeting. In what was perceived by the Shareholders as an attempt to circumvent this duly called meeting of the Shareholders, Mr. Thatch, the Company's President and CEO called a meeting of the Board of Directors of the Company for February 25, 2009.

The February 25, 2009 meeting of the Board of Directors was attended by Mr. John "JT" Thatch, President and CEO, Mr. Randal McClanahan, the Chairman of the Board, Mr. Michael D. Brown, the Chief Operating Officer, Mr. Jim Davisson, the Secretary and Treasurer, and Mr. David Zich, the final director. At this meeting, the Board of Directors of the Company, at the request of Mr. Thatch, approved the issuance of approximately Thirty Million, Five Hundred thousand (30,500,000) shares of the common stock of the Company at a price of One Cent ($0.01) per share.

The beneficiaries of these proposed stock issuances included Mr. Michael D. Brown, Mr. John "JT" Thatch, Mr. Mike Cronin, Mr. John Nohren, and Mr. Dave Mcgurk. This list my not be complete at the time of this filing. This stock was supposedly to be issued to these individuals not for cash but as payment for debts allegedly owed to them by the Company. Mr. Zich and Mr. Davisson, as directors, were not aware of any valid or approved debts owed to these individuals by the Company, and no documentation was offered by the officers.

This transaction was approved and passed by Mr. Thatch, Mr. Brown, and Mr. McClanahan over the objections of Mr. Zich and Mr. Davisson. Mr. Zich and Mr. Davisson dissented on the grounds that this would be a dramatic dilution of the Shareholders' equity relative to the investment price of most shareholders and was not in the best interest of the shareholders in general. Mr. Zich and Mr. Davisson also objected to the issuance of stock based on the officers refusal to provide verifiable documentation for the transactions for which they were issuing stock.

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
Also at the request of Mr. Thatch, the Board of Directors passed a resolution to dismiss the Company's share transfer agent and for the Company to act as its own transfer agent.

The Board of Directors also passed a resolution to declare the Shareholders' meeting scheduled for February 26 to be declared invalid. Mr. Zich and Mr. Davisson opposed this resolution on the grounds that the meeting was duly called by Shareholders of the Company as provided by the Company's By-laws, and that the Board of Directors did not have the authority to cancel a meeting called by the Shareholders.

As the meeting of the Board of Directors of the Company was scheduled by Mr. Thatch and held on the day before the duly scheduled meeting of the Shareholders of the Company, and common shares were voted to be issued to the officers and others which would give the holders of the new shares voting control of the Company, and the discharge of the Company transfer agent could make possible the issuance of the shares so they could be voted immediately, the actions of the Board of Directors on February 25, 2009 were perceived by the Shareholders as an attempt to gain control of the Company without adequate consideration or due process.

On February 26, 2009, the Shareholders of the Company met in a meeting duly, validly, and legally called by Mr. David Zich and Mr. Jim Davisson pursuant to a request in writing from Shareholders of record holding in excess of 10% of the Company's voting shares. In the absence of the President, who was notified of the meeting but failed to appear, Mr. Zich was designated as Chairman of the meeting. Mr. Davisson was designated Secretary of the meeting.

Mr. Davisson and Mr. Zich confirmed that Shareholders holding in excess of 50% of the voting stock of the Company as of February 1, 2009, the record date designated in the notice of the meeting, were present in person or by proxy, and the meeting was called to order.

By a unanimous vote of the Shareholders present at the meeting in person or by proxy, it was confirmed that the meeting of the Shareholders was valid, legal, and duly called, and that a quorum was present, in accordance with the Bylaws of the Company, and that the Board of Directors had no authority under the Bylaws or otherwise to cancel, invalidate, or otherwise attempt to prevent the meeting.

By a unanimous vote of the Shareholders present at the meeting in person or by proxy, it was confirmed that the inclusion of the word "Annual" in the heading of the notice of the shareholders meeting was a clerical error which had no effect on the perception of the meeting or the purposes therefor by the Shareholders, and consequently no effect on the validity and legality of the actual meeting. The Shareholders further confirmed that the meeting was called and held as a "Special" meeting, and ordered that the minutes of the meeting so reflect.

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
By a unanimous vote of the Shareholders present at the meeting in person or by proxy, it was ordered that Mr. Thatch, Mr. Brown, and Mr. McClanahan be dismissed as directors of the Company and that Mr. David Zich and Mr. Jim Davisson be elected as the sole directors of the Company.

By a unanimous vote of the Shareholders present at the meeting in person or by proxy, it was ordered that the issuance of the Company's stock proposed by the Board of Directors on February 25, 2009 be declared to be without adequate consideration, not in the best interest of the Company or the Shareholders, and a breach of the fiduciary responsibility of the Directors approving such issuance.

By a unanimous vote of the Shareholders present at the meeting in person or by proxy, it was ordered that the termination of the Company's transfer agent by the Board of Directors be declared to be without sound business reason and not in the best interest of the Company.

On February 26, 2009, immediately following the meeting of the Shareholders, the Board of Directors, consisting of Mr. Zich and Mr. Davisson, met and elected Mr. Zich President and CEO and elected Mr. Davisson Secretary and Treasurer. The Board of Directors also reversed and cancelled the resolutions of the Board made on February 25 regarding the issuance of stock and the termination of the transfer agent, reinstated the Company's valid transfer agent, and ordered that the transfer agent be directed not to issue such shares. The Board of Directors also voided, cancelled, and reversed the previous Board's resolution to cancel the duly called meeting of the Shareholders.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 1, 2008, Don Harris resigned from the Board of Directors in order to meet the requirements of a new employment opportunity. This resignation was not previously reported by Mr. Thatch.

On June 5, 2008, Rose Smith resigned from the Board of Directors. This resignation was not previously reported by Mr. Thatch.

On February 26, 2009, pursuant to a duly called meeting of the Shareholders, at which a quorum of the qualified voting shares appeared in person or by proxy, the Shareholders of the Company re-elected Mr. David Zich and Mr. Jim Davisson to serve as the Board of Directors of the Company, replacing the previous Board of Directors. Mr. Davisson has previously served on the Board of Directors and as Secretary of the Company from July, 2005 to the present. Mr. Zich has served on the Board of Directors from July, 2005 to the present, and served as CEO and President of the Company from July, 2005 to January, 2007.

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
Mr. J. T. Thatch, the former CEO and President of the Company, and Mr. Michael Brown, the former COO of the Company, were not re-elected to the Board of Directors, due to the termination of their employment contracts by the Company for non-performance. Mr. Randal McClanahan, the former Chairman of the Board of Directors of the Company, was not re-elected to the Board of Directors due to a personal bankruptcy filing which was not previously disclosed by the management of the Company.

On February 26, 2009, following the election by the shareholders of a new Board of Directors of the Company, the new Board of Directors, consisting of Mr. David Zich and Mr. Jim Davisson, met at a duly constituted meeting for the election of officers. Mr. David Zich was elected Chairman of the Board, Chief Executive Officer, and President. Mr. Jim Davisson was elected Secretary and Treasurer of the Company.

Mr. Zich, as Chief Executive Officer and President of the Company will assume the responsibility to oversee all functions of the company, including day-to-day operations. Mr. Zich has over 20 years of entrepreneurial business experience that includes executive management positions in various companies. Mr.Zich has previously served as CEO and President of the Company from July, 2005 to January, 2007. He brings leadership, marketing and strong management skills to the Company.

Mr. Davisson, Secretary and Treasurer of the Company, will continue to direct the administrative and financial affairs of the Company. Mr. Davisson has garnered over 25 years in business, banking, and management. Mr. Davisson is continuing in the role of Secretary and Treasurer that he has held since July, 2005. He brings strong administrative and management skills to his position.

In conjunction with this change in management, the principal office of the Company has been moved to:

8528 Davis Boulevard
Suite 134-210
North Richland Hills, Texas  76180
Telephone (214)  628-3788

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
                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INNOVA PURE WATER, INC.


March 4, 2009                           By: /s/ David L. Zich
                                            ---------------------------------
                                            David L. Zich, President,
                                            Chief Executive Officer, Director


                                        By: /s/ Jim Davisson
                                            ---------------------------------
                                            Jim Davisson, Secretary,
                                            Treasurer, Director


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